Exhibit 5.1

150 Third Avenue South, Suite 2800

Nashville, TN 37201

(615) 742-6200

November 2, 2012

Ryman Hospitality Properties, Inc.

One Gaylord Drive

Nashville, Tennessee 37214

Re:	Post-Effective Amendment No. 1 to Registration Statements on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Ryman Hospitality Properties, Inc. (f/k/a Granite Hotel Properties, Inc.), a Delaware corporation (the “Company”) and successor by merger to Gaylord Entertainment Company, a Delaware corporation (the “Predecessor Registrant”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to the Predecessor Registrant’s registration statements on Forms S-8 Registration Nos. 333-37051, 333-37053, 333-31254, 333-40676, 333-136494 and 333-174070 (as amended by the Post-Effective Amendment, collectively, the “Registration Statements”), registering the offer and sale of the Company’s common stock, par value $0.01 per share (the “Shares”), pursuant to the Amended and Restated Gaylord Entertainment Company 401(K) Savings Plan, Amended and Restated Gaylord Entertainment Company 1997 Omnibus Stock Option and Incentive Plan, and the Gaylord Entertainment Company Amended and Restated 2006 Omnibus Incentive Plan (collectively, the “Plans”). The Company has continued the Plans and assumed and adopted the Registration Statements.

In connection with this opinion, we have examined and relied upon the Amended and Restated Certificate of Incorporation of the Company, the Amended and Restated Bylaws of the Company, the Registration Statements, the Agreement and Plan of Merger by and between the Company and the Predecessor Registrant dated as of July 27, 2012, the Plans and such records, documents, certificates, and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth. In such examination, we have assumed the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto, the due authorization, execution and delivery of all documents by the parties thereto and the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that the Shares issuable in connection with the Plans have been duly authorized and, when issued in accordance with the terms of the Plans, will be validly issued, fully paid and nonassessable.

The opinions addressed herein are limited to the General Corporation Law of the State of Delaware.

This opinion is furnished to you in connection with the filing of the Post-Effective Amendment and may not be relied upon for any other purpose without our prior written consent. This opinion is given

bassberry.com

Ryman Hospitality Properties, Inc.

November 2, 2012

as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This opinion is being rendered for the benefit of the Company in connection with the matters addressed herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statements in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Yours very truly,

/s/ Bass, Berry & Sims PLC